EXHIBIT 99.1
IMMEDIATE RELEASE

Sharps Compliance Announces New $36.0 Million Credit Facility

HOUSTON, Texas, March 22, 2022 - Sharps Compliance Corp. (NASDAQ: SMED) (“Sharps” or the “Company”), a leading full-service national provider of comprehensive waste management solutions including medical, pharmaceutical and hazardous, today announced that it has entered into a new $36.0 million credit facility with a commercial bank. The new facility will be available for, (i) working capital and other general corporate purposes (up to $6.0 million, expandable to $10.0 million via an accordion feature) and (ii) funding for acquisitions (up to $30.0 million). The agreement replaces the Company's $14.0 million existing credit facility.
David P. Tusa, President and Chief Executive Officer of Sharps, commented, "This new credit facility further enhances our liquidity beyond our significant cash position providing substantial flexibility to pursue our growth plans including potential acquisitions. We believe the ability to secure the new facility is a testament to the Company’s performance, leadership position in markets served and attractive operating model.”
Details of the new credit agreement are outlined in the Company's Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

About Sharps Compliance Corp.

Headquartered in Houston, Texas, Sharps Compliance (NASDAQ: SMED) is a leading business-to-business services provider to the healthcare, long-term care and retail pharmacy markets. Sharps Compliance offers comprehensive solutions for the management of regulated medical waste, hazardous waste and unused medications. For more information, visit: www.sharpsinc.com.

Forward-Looking Statements

The information made available in this news release contains certain forward-looking statements relating to the Company that are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. When used in this document, the words "may," “position,” "plan," “potential,” “designed,” “continue,” "anticipate," "believe," "expect," "estimate," “project,” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Such statements reflect the known and unknown risks, uncertainties and assumptions related to certain factors including, without limitation, competitive factors, general economic conditions, customer relations, relationships with vendors, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein including the impact of the coronavirus COVID-19 (“COVID-19”) pandemic on our operations and financial results. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company’s Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and as such should not consider the preceding list or the risk factors to be a complete list of all potential risks and uncertainties. The Company does not intend to update these forward-looking statements.

For more information contact:

Eric Bauer Sharps Compliance Corp. Executive Vice President and Chief Financial Officer Phone: (713) 660-3543 Email: ebauer@sharpsinc.com	John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: jnesbett@institutionalms.com